77C

Legg Mason Partners Variable Premier Selections All Cap
Growth Portfolio

Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted on        Votes For     Votes Against Abstentions BrokerNonVotes

New Management Agreement 50,289,312.213 4,520,979.5 1,028,595.125    0


Legg Mason Partners Variable Dividend Strategy Portfolio
Results of a Special Meeting of Shareholders

On November 29, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted on         Votes For     Votes Against AbstentionsBrokerNonVotes

New Management Agreement 74,891,656.506 1,738,977.095 1,631,416.282   0

Legg Mason Partners Variable Growth & Income Portfolio
Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted on             Votes For   Votes Against Abstentions  BrokerNonVotes

New Management Agreement 73,827,597.577 2,138,361.029 748,278.743         0


Legg Mason Partners Variable Government Portfolio
Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held to approve a new management agreement. The following table provides the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted on             Votes For  Votes Against Abstentions  BrokerNonVotes

New Management Agreement 129,864,430.558 1,287,583.185 1,492,842.669         0


Legg Mason Partners International Fund
Results of a Special Meeting of Shareholders

On December 19, 2005, a Special Meeting of Shareholders was held to approve a new management agreement and a new sub-advisory agreement. The following table provides the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted on           Votes For     Votes Against Abstentions  BrokerNonVotes

New Management Agreement 2,496,123,114 80,316.168       233,521,918   19,895
New Sub-Advisory Agreement 2,491,654,951  85,436.155    232,869,894   19,895


Legg Mason Partners Growth & Income Fund
Results of a Special Meeting of Shareholders

On November 15, 2005, a Special Meeting of Shareholders was held to approve a new management agreement.
The following table provides the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted on           Votes For     Votes Against Abstentions

New Management Agreement 519,071,238.382 9,036,307.142 22,033,926.53

BrokerNonVotes
2,072,067.50


Legg Mason Partners Dividend Strategy Fund
Results of a Special Meeting of Shareholders

On November 29, 2005, a Special Meeting of Shareholders was held to approve a new management agreement.
The following table provides the number of votes cast for, against or witheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

Item Voted on             Votes For   Votes Against Abstentions

New Management Agreement 1,304,511,472.432 32,169,243.36 108,259,638.577


BrokerNonVotes
536,361.58